Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement (No. 333-296151) on Form S-1 of First Carolina Financial Services, Inc., of our report dated April 30, 2026, with respect to our audits of the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Cherry Bekaert LLP

Louisville, Kentucky
June 8, 2026